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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 5, 2002, except for Note 6 as to which the date is March 19, 2002, relating to the financial statements of Coast Hotels and Casinos, Inc., which appears in such Registration Statement. We also consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 5, 2002, relating to the financial statement schedule of Coast Hotels and Casinos, Inc., which appears in such Registration Statement.



We also consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 5, 2002, except for Note 6 as to which the date is March 19, 2002, relating to the consolidated financial statements of Coast Resorts, Inc., which appears in such Registration Statement. We also consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 5, 2002, relating to the financial statement schedules of Coast Resorts, Inc., which appears in such Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


Las Vegas, Nevada


May 3, 2002